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                              Exhibit 23(d)(1)(ee)
        Amendment to Investment Advisory Agreement - TA IDEX Transamerica
                               High-Yield Bond (2)

                         TRANSAMERICA IDEX MUTUAL FUNDS
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of January 1, 2006 to the Management and Investment Advisory Agreement dated as of April 22, 1992, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.), on behalf of TA IDEX Transamerica High-Yield Bond (formerly, TA IDEX Transamerica Conservative High-Yield Bond). In consideration of the mutual covenants contained herein, the parties agree as follows:

COMPENSATION. Any reference to compensation of TA IDEX TRANSAMERICA HIGH-YIELD BOND is now revised to reflect the following Advisory Fees:

0.59% of the first $400 million of average daily net assets; 0.575% over $400 million up to $750 million; and 0.55% in excess of $750 million

In all other respects, the Management and Investment Advisory Agreement dated as of April 22, 1992, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By:
                                            ------------------------------------
                                        Name: Glenn E. Brightman
                                        Title: Vice President

        AMENDMENT TO MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT BETWEEN TRANSAMERICA IDEX MUTUAL FUNDS AND TRANSAMERICA FUND ADVISORS, INC.

THIS AMENDMENT is made as of November 1, 2005 to the Management and Investment Advisory Agreement dated April 22, 1992, as amended, between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Transamerica Conservative High-Yield Bond (the "Fund"). In consideration of the mutual covenants contained herein, the parties agree as follows:

FUND NAME CHANGE. Any references to TA IDEX Transamerica Conservative High-Yield Bond are revised to mean TA IDEX Transamerica High-Yield Bond, in response to the name change of the Fund, effective August 1, 2005.

In all other respects, the Management and Investment Advisory Agreement dated April 22, 1992, as amended, is confirmed and
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remains in full force and effect.

The parties hereto have caused this amendment to be executed as of November 1, 2005.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By:
                                            ------------------------------------
                                            T. Gregory Reymann, II
                                            Vice President


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By:
                                            ------------------------------------
                                            Glenn E. Brightman
                                            Vice President